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Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-8) pertaining to The Toronto-Dominion Bank's offer dated March 13, 2006 to purchase all of the issued and outstanding shares of VFC Inc. We also consent to the incorporation by reference therein of our auditors' report dated November 22, 2005, with respect to consolidated financial statements as at and for the years ended October 31, 2005 and 2004 of The Toronto-Dominion Bank included in its Annual Report to shareholders for the year ended October 31, 2005 (and set forth in its Form 40-F for the fiscal year ended October 31, 2005 filed with the U.S. Securities and Exchange Commission).

/s/ ERNST & YOUNG LLP Ernst & Young LLP Toronto, Canada March 13, 2006	/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Toronto, Canada March 13, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM